Exhibit (N)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of First Eagle Private Credit Fund of our report dated March 14, 2025, relating to the financial statements of First Eagle Private Credit Fund, which appears in the Prospectus Supplement of First Eagle Private Credit Fund dated March 21, 2025, which forms a part of this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 21, 2025

1